Exhibit 99.1

PetMed Express, Inc. Provides Update on Status of Fourth Quarter and FY 2025 Results and Form 10-K Filing

Delray Beach, Florida, July 1, 2025, PetMed Express, Inc. (the “Company”) dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today provided an update on the status of its fourth quarter and FY 2025 results and 10-K filing.

On June 16, 2025, the Company filed a Form 12b-25 (the “Form 12b-25”) disclosing that the Company would be unable to file its Form 10-K for the year ended March 31, 2025 (the “2025 Form 10-K”) within the prescribed period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expires on July 1, 2025. The Company will be unable to file its 2025 Form 10-K within the extension period because the Company is continuing to compile, review, and analyze the information necessary to complete its financial statements and related disclosures to be included in the 2025 Form 10-K. Specifically, the Audit Committee of the Company’s Board of Directors has advised management that it has received anonymous reporting through the Company’s third-party-administered whistleblower hotline regarding: the timing of revenue recognition with respect to certain autoship orders in the fiscal fourth quarter of 2025, some of which resulted in customer complaints; a fiscal fourth quarter 2025 $50 coupon promotion to customers and its potential impact on Company key-performance indicators (KPIs) regarding new customers; and the Company’s culture and control environment. The Audit Committee has engaged external legal counsel with other external advisors to investigate these reports. The investigation is still ongoing, no conclusions have been reached, and the Company cannot predict its duration or outcome. However, based on evidence gathered to date, the Company does not currently expect that this investigation will have a material impact on its previously announced preliminary financial results for the fourth quarter and fiscal year ended March 31, 2025 or the Company’s previously filed financial results. The Company is working diligently to complete its review and file the 2025 Form 10-K as soon as practicable.

About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness and the veterinarians who serve them. Through its PETS family of brands, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding the filing of its Form 10-K for the fiscal year ended March 31, 2025 and the completion of the Audit Committee investigation described above. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the completion of the above described independent investigation and audit of the Company’s financial statements and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Contact:
ICR, LLC
John Mills
Reed Anderson
(646) 277-1260
investor@petmeds.com